Exhibit 99.1

News Release

LASALLE HOTEL PROPERTIES’ BOARD OF TRUSTEES DETERMINES PEBBLEBROOK HOTEL TRUST PROPOSAL CONSTITUTES A “SUPERIOR PROPOSAL” TO BLACKSTONE TRANSACTION
BETHESDA, Md.-September 5, 2018-LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today announced that its Board of Trustees (the “Board”), in consultation with its legal and financial advisors, through a unanimous vote of the trustees present (with only Stuart L. Scott not in attendance due to recent hospitalization) has determined that the unsolicited, non-binding proposal received from Pebblebrook Hotel Trust (NYSE: PEB) (“Pebblebrook”) on August 21, 2018 (the “Pebblebrook Proposal”) constitutes a “Superior Proposal” as defined in LaSalle’s merger agreement with affiliates of Blackstone Real Estate Partners VIII (“Blackstone”) (the “Blackstone Merger Agreement”).
Under the terms of the Pebblebrook Proposal, Pebblebrook would acquire LaSalle in a transaction with consideration of 0.92 common shares of Pebblebrook per common share of LaSalle, with the option for LaSalle shareholders to elect to receive a fixed amount of $37.80 per share in cash up to a maximum of 30% in aggregate of the consideration, subject to pro ration.
The Company delivered notice to Blackstone of the Board's determination and intention to effect a change of recommendation and terminate the Blackstone Merger Agreement. Under the terms of the Blackstone Merger Agreement, such notice commenced a four business day period, during which the Board may not change its recommendation, LaSalle may not terminate the Blackstone Merger Agreement, and Blackstone has the right to propose amendments to the terms of the Blackstone Merger Agreement.
As previously announced on May 21, 2018, LaSalle entered into the Blackstone Merger Agreement, under which Blackstone would acquire all outstanding common shares of beneficial interest of LaSalle for $33.50 per share in an all-cash transaction valued at $4.8 billion.
There can be no assurance that the discussions with Pebblebrook will result in the consummation of a transaction or that the terms of any new transaction will be the same as those reflected in the Pebblebrook Proposal. Further, there can be no assurance that Blackstone will propose any adjustments to the Blackstone Merger Agreement.
Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as financial advisors to LaSalle and Goodwin Procter LLP and DLA Piper LLP (US) are acting as legal counsel.
About LaSalle Hotel Properties
LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.
Additional Information about the Proposed Merger Transaction and Where to Find It
This communication relates to the proposed merger transaction involving the Company with Blackstone and may be deemed to be solicitation material in respect of the proposed merger transaction with Blackstone. In connection with the proposed merger transaction with Blackstone, the Company has filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”), as well as other relevant materials in connection with the proposed merger transaction with Blackstone pursuant to the terms of the Blackstone Merger Agreement. This communication is not a substitute for the

Proxy Statement or for any other document that the Company has filed or may file with the SEC or send to the Company’s shareholders in connection with the proposed merger transaction with Blackstone. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED MERGER TRANSACTION WITH BLACKSTONE AND RELATED MATTERS.
This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a negotiated transaction between the Company and Pebblebrook is agreed, the Company and Pebblebrook will prepare and file a registration statement that will include a proxy statement/prospectus related to the proposed transaction, the proposed transaction will be submitted to the shareholders of the Company for their consideration, and the Company will provide the proxy statement/prospectus to its shareholders. The Company, and possibly Pebblebrook, may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which the Company or Pebblebrook may file with the SEC in connection with the proposed transaction with Pebblebrook. IF A NEGOTIATED TRANSACTION BETWEEN THE COMPANY AND PEBBLEBROOK IS AGREED, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WITH RESPECT TO THE PROPOSED TRANSACTION WITH PEBBLEBROOK CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION WITH PEBBLEBROOK, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION WITH PEBBLEBROOK.
Investors and security holders are able to obtain free copies of the Proxy Statement and will be able to obtain free copies of the proxy statement/prospectus, as applicable, and other relevant documents filed by the Company and/or Pebblebrook with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.lasallehotels.com, or by contacting the Company’s Investor Relations Department at (301) 941- 1500.
The Company and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies from the Company’s shareholders with respect to the transactions contemplated by the Blackstone Merger Agreement or the proposed transaction with Pebblebrook under the rules of the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018 and in subsequent documents filed with the SEC. Additional information regarding persons who may be deemed participants in the proxy solicitations in respect of the transactions contemplated by the Blackstone Merger Agreement, or the transactions contemplated by the Pebblebrook Proposal, as applicable, and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement and will be included in any registration statement, prospectus, proxy statement and other relevant materials in respect of the transactions contemplated by the Pebblebrook Proposal to be filed with the SEC if and when they become available. You may obtain free copies of this document as described above.
Cautionary Statement Regarding Forward-Looking Statements
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction with Blackstone and the transactions contemplated by the Pebblebrook Proposal and the timing of such transactions, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) the determinations made by the Board following its evaluation of the Pebblebrook Proposal, including that the Pebblebrook

Proposal may not result in a definitive proposal or an alternative transaction, (ii) actions of Blackstone in response to any discussions with Pebblebrook, (iii) risks associated with the Company’s ability to obtain the shareholder approval required to consummate a proposed merger transaction and the timing of the closing of a proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of a proposed merger transaction will not occur, (iv) the outcome of any legal proceedings that may be instituted against the parties and others related to a proposed merger transaction, (v) unanticipated difficulties or expenditures relating to a proposed merger transaction, the response of business partners and competitors to the announcement of a proposed merger transaction with Blackstone or Pebblebrook, and/or potential difficulties in employee retention as a result of the announcement and pendency of a proposed merger transaction with Blackstone or Pebblebrook, (vi) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (vii) increased or unanticipated competition for the Company’s properties, (viii) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (ix) the availability and terms of financing and capital and the general volatility of securities markets, (x) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (xi) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (xii) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xiii) the possibility of uninsured losses, (xiv) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xv) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, (xvi) uncertainties regarding future actions that may be taken by Pebblebrook in furtherance of the Pebblebrook Proposal and solicitation of proxies, and (xvii) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.
For additional information or to receive press releases via e-mail, please visit our website at http://www.lasallehotels.com/

Contacts
LaSalle Hotel Properties
Kenneth G. Fuller or Max D. Leinweber
301-941-1500
or
MacKenzie Partners, Inc.
Bob Marese
212-929-5405

Media:
Joele Frank, Wilkinson Brimmer Katcher
Meaghan Repko / Andrew Siegel
212-355-4449

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